Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,474,864)
Unrealized Gain (Loss) on Market Value of Futures	(6,484,594)
Dividend Income	4,820
Interest Income	16,808
ETF Transaction Fees	700
Total Income (Loss)	$(9,937,130)

Expenses
General Partner Management Fees	$37,084
Professional Fees	19,894
Brokerage Commissions	8,395
Non-interested Directors' Fees and Expenses	392
Prepaid Insurance Expense	341
NYMEX License Fee	927
SEC & FINRA Registration Expense	3,945
Total Expenses	70,978
Expense Waiver	(24,623)
Net Expenses	$46,355
Net Income (Loss)	$(9,983,485)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/16	$80,478,761
Withdrawals (250,000 Shares)	(5,851,638)
Net Income (Loss)	(9,983,485)

Net Asset Value End of Month	$64,643,638
Net Asset Value Per Share (2,850,000 Shares)	$22.68

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612